[LOGO]ING
      FUNDS


                                                                Exhibit 77(e)(2)


September 23, 2005


Mr. Michael Gioffre
ING Investment Management Co.
10 State House Square
Hartford, CT  06103-3602


Dear Mr. Gioffre:

         Pursuant to the Sub-Adviser Agreement dated August 7, 2001, as amended, between ING Investments, LLC and ING Investment Management Co. (the "Agreement"), we hereby modify the fees payable to the Sub-Adviser for ING VP High Yield Bond Portfolio (the "Portfolio"). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying the annual sub-advisory fee for the Portfolio as indicated on Amended Schedule A of the Agreement, effective September 23, 2005. The Amended Schedule A, with the annual sub-advisory fees indicated for the Portfolio, is attached hereto.

         Please signify your acceptance to the modification of the annual sub-advisory fee for the Portfolio by signing below where indicated.

                                       Very sincerely,


                                         /s/ Todd Modic
                                       -----------------------
                                        Todd Modic
                                        Senior Vice President
                                        ING Investments, LLC


ACCEPTED AND AGREED TO:
ING Investment Management Co.


By:     /s/ J. Scott Fox
      ---------------------------------------------
Name:   J. Scott Fox
Title:  Vice Chairman and COO, Duly Authorized


7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000    ING Investments, LLC
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com
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


                               AMENDED SCHEDULE A

                               with respect to the

                              SUB-ADVISER AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                          ING INVESTMENT MANAGEMENT CO.

Fund                                                        Annual Investment Management Fee
----                                                        --------------------------------
                                                      (as a percentage of average daily net assets)

ING VP Convertible Portfolio                                           0.3375%

ING VP Disciplined LargeCap Portfolio                  0.3375% of the first $250 million of assets
                                                        0.3150% of the next $250 million of assets
                                                        0.2925% of the next $250 million of assets
                                                        0.2700% of the next $250 million of assets
                                                      0.2475% of the assets in excess of $1 billion

ING VP Financial Services Portfolio
                                                     0.3375% of the first $500 million of assets
                                                    0.3150% of the assets in excess of $500 million

ING VP High Yield Bond Portfolio                       0.2790% of the first $200 million of assets
                                                        0.2475% of the next $300 million of assets
                                                        0.2250% on the next $500 million of assets
                                                      0.2025% of the assets in excess of $1 billion

ING VP International Value Portfolio                                   0.4500%

ING VP MagnaCap Portfolio                                              0.3375%

ING VP MidCap Opportunities Portfolio                                  0.3375%

ING VP SmallCap Opportunities Portfolio               0.3375% of the first $250 million of assets
                                                       0.3150% of the next $250 million of assets
                                                       0.2925% of the next $250 million of assets
                                                       0.2700% of the next $250 million of assets
                                                     0.2475% of the assets in excess of $1 billion


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